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                                                                     Exhibit 5.1

[Binchys Solicitors letterhead]


our reference: JMC/HD/0514510107                  your reference:


September 23, 2002


The Directors
SmartForce Public Limited Company
Belfield Office Park
Clonskeagh
Dublin 4



Dear Sirs,

REGISTRATION STATEMENT ON FORM S-8

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about September 23, 2002 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 257,573 additional ordinary shares (which will be represented by 257,573 American Depositary Shares of the Company) in the capital of the Company reserved for issuance under the SkillSoft Corporation Books24x7.com 1994 Stock Option Plan (the "1994 Plan"), 2,482,050 additional ordinary shares (which will be represented by 2,482,050 American Depository Shares of the Company) in the capital of the Company reserved for issuance under the SkillSoft Corporation 1998 Stock Incentive Plan (the "1998 Plan"), 94,696 additional ordinary shares (which will be represented by 94,696 American Depositary Shares of the Company) in the capital of the Company reserved for issuance under the SkillSoft Corporation 1999 Non-employee Director Stock Option Plan (the "1999 Plan") and 9,542,717 additional ordinary shares (which will be represented by 9,542,717 American Depositary Shares of the Company) in the capital of the Company reserved for issuance under the SkillSoft Corporation 2001 Stock Incentive Plan (the "2001 Plan") (together the "Shares").

As your legal counsel, we have examined the 1994 Plan, the 1998 Plan, the 1999 Plan and the 2001 Plan and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares under the 1994 Plan, the 1998 Plan, the 1999 Plan and the 2001 Plan respectively.

It is our opinion that the Shares will be, if issued in the manner referred to in the 1994 Plan, the 1998 Plan, the 1999 Plan and the 2001 Plan, as the case may be, on application by the Optionees under the said Plans for the Shares pursuant to such Plans and pursuant to the respective agreements that accompany those Plans, legally and validly issued and fully paid.
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We consent to the use of this opinion as an exhibit to the Registration
Statement on Form S-8 and further consent to the use of our name, wherever appearing in the said Registration Statement, including any Prospectus constituting a part thereof and any amendments thereto.

Yours faithfully,

/s/ Binchys
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BINCHYS